Exhibit 99.1

For Immediate Release

OAKTREE COMPLETES ACQUISITION OF PULSE ELECTRONICS.

Additional Infusion of New Capital Supports Pulse’s Investments in Products and Manufacturing

SAN DIEGO, April 13, 2015— Pulse Electronics Corporation (OTC Pink: PULS) (“Pulse”) today announced that the acquisition of Pulse by certain affiliates of investment funds managed by Oaktree Capital Management, L.P. (such affiliates, “Oaktree”) has been completed. Pursuant to previously announced transactions, Oaktree invested a total of $17.0 million in Pulse and subsequently acquired 100% of its outstanding shares, making Pulse a private company.

As a result of the transaction closing, Pulse’s stock will no longer trade in any public market. Pulse shareholders are entitled to receive $1.50 in cash for each share of common stock they held as of April 13, 2015.

Pulse will continue to be led by Mark Twaalfhoven as Chief Executive Officer.

Dentons US LLP acted as counsel to Pulse. Paul, Weiss, Rifkind, Wharton and Garrison LLP acted as counsel to Oaktree. The Pulse Special Committee was advised by Latham & Watkins LLP as counsel and Houlihan Lokey Capital, Inc. as financial advisor.

About Pulse Electronics Corporation

Pulse Electronics is a leading electronic components partner that helps customers build the next great product by providing the needed technical solutions. Pulse Electronics has a long operating history of innovation in magnetics, antennas and connectors, as well as the ability to ramp quickly into high-quality, high-volume production.  The company serves the wireless and wireline communications, power management, military/aerospace and automotive industries. Pulse Electronics is a participating member of the IEEE, SFF, OIF, HDBaseT Alliance, CommNexus, MoCA, and IWPC. Visit the Pulse Electronics website at www.pulseelectronics.com.

About Oaktree

Oaktree Capital Management, L.P., together with its affiliates, is a leader among global investment managers specializing in alternative investments, with $90.8 billion in assets under management as of December 31, 2014. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in distressed debt, corporate debt (including high yield debt and senior loans), control investing, convertible securities, real estate and listed equities. Headquartered in Los Angeles, the firm has over 900 employees and offices in 17 cities worldwide. For additional information, please visit Oaktree’s website at http://www.oaktreecapital.com/.

Forward-looking Statements:

This press release contains or incorporates a number of “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. Such statements are based on current expectations, and are not strictly historical statements. In some cases, you can identify forward-looking statements by terminology such as “if,” “may,” “should,” “believe,” “anticipate,” “future,” “forward,” “potential,” “estimate,” “opportunity,” “goal,” “objective,” “growth,” “increase,” “outcome,” “could,” “expect,” “intend,” “plan,” “strategy,” “provide,” “commitment,” “result,” “seek,” “pursue,” “ongoing,” “include” or in the negative of such terms or comparable terminology. These forward-looking statements inherently involve certain risks and uncertainties and are not guarantees of performance or results, or of the creation of shareholder value. Actual results may differ materially from these expectations. You should not place undue reliance on these forward-looking statements, which apply only as of the date hereof. Subsequent events and developments may cause the company’s views to change. The company specifically disclaims any obligation to update any forward looking statements except as may be required by law.

Copyright © 2015 Pulse Electronics Corporation. All rights reserved. All brand names and trademarks are properties of their respective holders.

Contacts:

Pulse Electronics Corporation

Jim Butler

Sr. Director of Finance and Treasurer

858-674-8183

jbutler@pulseelectronics.com

Oaktree Capital

Carissa Felger/Alyssa Linn

Sard Verbinnen & Co

(312) 895-4700/(310) 201-2040